Exhibit (g)(2)(i)

June 4, 2008

Ms. Mary Jean Milner

Vice President

The Bank of New York Mellon

One Wall Street, 25th Floor

New York, NY 10286

Dear Ms. Milner:

Pursuant to the terms and conditions of the Foreign Custody Manager Agreement dated January 6, 2003 (the “Agreement”), we hereby notify you of the addition of the country of Kuwait (“New Country”), effective June 4, 2008 , to be included on Amended Schedule 2 to the Agreement as shown.

Please signify your acceptance to provide services under the Agreement with respect to the aforementioned New Countries by signing below. If you have any questions, please contact me at (480) 477-2190.

Sincerely,

/s/ Todd Modic
Todd Modic
Senior Vice President
ING Funds

ACCEPTED AND AGREED TO:
The Bank of New York Mellon

By:	/s/ Bruce L. Baumann
Name:	Bruce L. Baumann
Title:	Vice President, Duly Authorized

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000
Scottsdale, AZ 85258-2034	Fax: 480-477-2700
www.ingfunds.com

AMENDED SCHEDULE 2

Specified Countries

Country	Effective Date
Argentina	January 6, 2003
Australia	January 6, 2003
Austria	January 6, 2003
Bahrain	January 6, 2003
Bangladesh	January 6, 2003
Belgium	January 6, 2003
Bermuda	January 6, 2003
Botswana	January 6, 2003
Brazil	January 6, 2003
Bulgaria	January 6, 2003
Canada	January 6, 2003
Cayman Islands	May 12, 2003
Chile	January 6, 2003
China	January 6, 2003
Colombia	January 6, 2003
Costa Rica	January 6, 2003
Croatia	January 6, 2003
Cyprus	January 6, 2003
Czech Republic	January 6, 2003
Denmark	January 6, 2003
Ecuador	January 6, 2003
Egypt	January 6, 2003
Estonia	January 6, 2003
Finland	January 6, 2003
France	January 6, 2003
Germany	January 6, 2003
Ghana	January 6, 2003
Greece	January 6, 2003
Hong Kong	January 6, 2003
Hungary	January 6, 2003
Iceland	May 12, 2003
India	January 6, 2003
Indonesia	January 6, 2003
Ireland	January 6, 2003
Israel	January 6, 2003
Italy	January 6, 2003
Ivory Coast	January 6, 2003
Jamaica	May 12, 2003
Japan	January 6, 2003
Jordan	January 6, 2003
Kazakahstan	May 10, 2007
Kenya	January 6, 2003
Kuwait	June 4, 2008
Latvia	May 10, 2007
Lebanon	May 10, 2007
Lithuania	January 6, 2003
Luxembourg	January 6, 2003
Malaysia	January 6, 2003
Mauritius	January 6, 2003
Mexico	January 6, 2003
Morocco	January 6, 2003
Namibia	January 6, 2003
Netherlands	January 6, 2003
New Zealand	January 6, 2003
Nigeria	January 6, 2003
Norway	January 6, 2003
Oman	January 6, 2003
Pakistan	January 6, 2003
Palestine	May 12, 2003
Panama	January 6, 2003
Peru	January 6, 2003
Philippines	January 6, 2003
Poland	January 6, 2003
Portugal	January 6, 2003
Qatar	March 27, 2008
Romania	January 6, 2003
Russia	January 6, 2003
Serbia	May 10, 2007
Singapore	January 6, 2003
Slovakia	January 6, 2003
Slovenia	January 6, 2003
South Africa	January 6, 2003
South Korea	January 6, 2003
Spain	January 6, 2003
Sri Lanka	January 6, 2003
Swaziland	January 6, 2003
Sweden	January 6, 2003
Switzerland	January 6, 2003

Country	Effective Date
Taiwan	January 6, 2003
Thailand	January 6, 2003
Turkey	January 6, 2003
Ukraine	January 6, 2003
United Arab Emirates	December 5, 2007
United Kingdom	January 6, 2003
Uruguay	January 6, 2003
Venezuela	January 6, 2003
Vietnam	May 12, 2003
Zambia	January 6, 2003
Zimbabwe	January 6, 2003